Darling International Announces Conference Call and Webcast for its
Fourth Quarter and Full Year 2006 Financial Results on March 19, 2007

IRVING, Texas, March 13, 2007 -  Darling International Inc. (Amex: DAR) announced today that it will release its fourth quarter and full year 2006 financial results after the market closes on March 15, 2007 and will host a conference call at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on March 19, 2007 to provide additional details about the company's results.

To listen to the conference call, participants calling from within North America may dial 888-868-9079; international participants may dial 973-935-8510. Please call approximately ten minutes before the start of the call to ensure that you are connected. The call will also be available as a live audio webcast that can be accessed on the company website at http://www.darlingii.com/investors/investors.html or http://www.earnings.com.

Following its completion, a replay of the call can be accessed until April 2, 2007 by dialing 877-519-4471 or 973-341-3080 outside of North America. The access code for the replay is 8515665. The conference call will also be archived on the company's website for seven days.

About Darling

    Darling International Inc. is the largest publicly traded, food processing by-products recycling company in the United States. The Company recycles used restaurant cooking oil and by-products from the beef, pork and poultry processing industries into useable products, such as tallow, feed-grade fats, meat and bone meal, and hides. These products are primarily sold to agricultural, leather and oleo-chemical manufacturers around the world. In addition, the Company provides grease trap collection services and sells equipment to restaurants.

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FOR MORE INFORMATION CONTACT:
     John O. Muse, Executive Vice President of                                                                    251 O’Connor Ridge Blvd., Suite 300
          Finance and Administration, or                                                                                   Irving, Texas 75038
     Brad Phillips, Treasurer                                                                                                      Phone: 972-717-0300